Exhibit 99.1

Cambium Learning Group Reports Second Quarter 2015 Financial Results

Bookings from Technology-Enabled Products on Track for Full Year Double-Digit Growth

Learning A-Z Segment First Half Bookings Increased 17% and Adjusted EBITDA Increased 27%

Cash Income (Loss) Improves as Technology-Enabled Products and Lower Costs Offset Higher CapEx Investments

DALLAS, Texas August 13, 2015—Cambium Learning® Group, Inc. (Nasdaq: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its second quarter ended June 30, 2015.

“We continued to make good progress on our strategic initiatives during the second quarter and we are on track for our full year goals,” said John Campbell, chief executive officer of Cambium Learning Group, Inc. “Bookings grew 3% in the first half of the year, and Learning A-Z led the way with growth of 17%.  Adjusted EBITDA increased 38% in the first half of the year and Cash Income improved due to a higher portion of mix from technology-enabled products, which totaled 54% in the first half 2015 versus 49% in first half 2014, and the lower cost base from last year’s right-sizing.  With third quarter Bookings trending up 8% in July versus last year, we look forward to a strong seasonal build and a terrific upcoming school year helping students reach their full potential.”

Because Cambium Learning Group’s business is highly seasonal, management measures results primarily on a year-to-date basis. For the six months ended June 30, 2015, the Company reported improvements over prior year in Bookings, GAAP net revenues, Adjusted EBITDA and Cash Income.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2015	2014	$ Change	2015	2014	$ Change
GAAP net revenues	$37.5	$36.2	$1.2	$68.9	$67.3	$1.6
GAAP net income (loss)	2.0	(1.3)	3.3	(0.5)	(7.9)	7.4
EBITDA	11.1	8.6	2.5	17.4	12.0	5.4
Adjusted EBITDA	11.2	9.1	2.1	17.6	12.7	4.8

Bookings	$31.8	$32.7	$(0.9)	$54.0	$52.5	$1.4
Cash income	0.5	0.5	—	(6.8)	(9.2)	2.4

As part of the business’ seasonality, Bookings historically peak during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year. For example, the first and second quarters combined represented approximately 35% of full year 2014 Bookings, and the Company has historically reported a net loss and negative Cash Income for the first half of the year.

First Half 2015 Financial Highlights

•

GAAP net revenues for the first half of 2015 increased by 2% to $68.9 million compared with $67.3 million in 2014.  GAAP net revenues by segment for the six months ended June 30, 2015, and the change from the same period of 2014, were as follows:

o	Learning A–Z™—$26.2 million, increased $5.5 million or 26%
o	Voyager Sopris Learning™—$33.0 million, decreased ($4.6) million or (12%)
o	ExploreLearning®—$9.7 million, increased $0.7 million or 8%
•

Adjusted EBITDA was $17.6 million, increasing $4.8 million from $12.7 million in 2014. The Company continues to see EBITDA improvement attributable to revenue favorability, increasing contributions from the Company’s higher margin technology-enabled products, and lower costs in the Voyager Sopris Learning segment attributable to last year’s actions to right-size cost structure in slower-growing or declining areas of the Company.

Cambium Learning Group, Inc./Page 2

•

Cash Income was ($6.8) million, $2.4 million better than the ($9.2) million reported in the first half of 2014.  The benefits of higher Bookings and improving margins were partially offset by higher capital expenditures.  These capital expenditures reflect planned investments in product development and totaled $9.8 million in the first half of 2015 versus $8.4 million in the first half of 2014. Excluding capital expenditures, cash income increased $3.9 million to a profit for the 2015 six months compared to the 2014 six month loss.

•

Cash Income for Learning A-Z was flat in the first half of 2015 versus the first half of 2014, with higher Bookings offset by planned investments in product development, sales and marketing.  While the Company expects margins to be lower in 2015 versus 2014 as a result of these investments, Cash Income dollars are expected to be higher in 2015 than 2014 due to the segment’s expected Bookings growth.

•

The Company had cash and cash equivalents of $16.9 million at June 30, 2015. During the six months ended June 30, 2015, cash used by operations was $6.8 million, cash used in investing activities was $10.2 million, and cash used in financing activities was $0.5 million.

Second Quarter 2015 Financial Highlights

•

Bookings for the second quarter of 2015 decreased by 3% to $31.8 million compared with $32.7 million in the second quarter of 2014.  The quarter’s trend is in line with full-year expectations given that the Company experienced accelerated pacing in the first quarter and that the third quarter is off to a strong start.

•

GAAP net revenues for the second quarter of 2015 increased by 3% to $37.5 million compared with $36.2 million in 2014.  GAAP net revenues by segment for the three months ended June 30, 2015, and the change from the same period of 2014, were:

o	Learning A–Z™—$13.3 million, increased $2.7 million or 26%
o	Voyager Sopris Learning™—$19.3 million, decreased ($1.9) million or (9%)
o	ExploreLearning®—$4.9 million, increased $0.4 million or 8%
•

Adjusted EBITDA was $11.2 million, increasing $2.1 million from $9.1 million in 2014. The Company continues to see EBITDA improvement attributable to revenue favorability, increasing contributions from the Company’s higher margin technology-enabled products, and lower costs in the Voyager Sopris Learning segment attributable to last year’s actions to right-size the cost structure in slower-growing or declining areas of the Company.

•

Cash Income was $0.5 million, flat with the 2014 second quarter.  The benefits of improving margins were offset by the Bookings decline and higher capital expenditures.  Capital expenditures totaled $5.0 million in the second quarter of 2015 versus $4.4 million in the second quarter of 2014.  Excluding capital expenditures, cash income increased 14% compared to the 2014 second quarter.

First Half 2015 Segment Highlights

	Q2 - 2015 % Change			YTD - 2015 % Change
	Bookings	Adjusted EBITDA	Cash Income	Bookings	Adjusted EBITDA	Cash Income
Learning A-Z	16%	25%	2%	17%	27%	1%
Voyager Sopris LearningTM	(11)%	9%	12%	(4)%	22%	93%
ExploreLearning®	4%	43%	171%	1%	45%	7%
Shared Services		(14)%	(11)%		(7)%	(6)%
Cambium Learning Group, Inc.	(3)%	23%	(1)%	3%	38%	26%

Bookings, Adjusted EBITDA, and Cash Income changes by segment for the three and six months ended June 30, 2015, compared to the same period of 2014 were:

•	Bookings increased 3% from the first half of 2014. By segment:
o

Learning A-Z reported a 17% increase over prior year, with continued strong growth in its Raz-Kids.com and Headsprout® solutions.  Both are student-centric solutions, and the growth demonstrates strong demand for products that put technology directly into students’ hands.

Cambium Learning Group, Inc./Page 3

Management’s full-year expectations for strong double-digit growth at Learning A-Z remain unchanged.
o

Voyager Sopris Learning reported a 4% decrease for the first half of 2015 versus prior year, with Bookings growth from newer technology-enabled solutions such as LANGUAGE! ® Live and Kurzweil’s firefly offset by the expected decline of older legacy products.  Voyager Sopris Learning is also experiencing success with its recently expanded and rereleased Step Up to Writing® program as school districts require quality programs to meet rigorous writing assessments.  Management’s full-year expectations that Bookings will decline at lower rates than in the prior year remain unchanged.

o

ExploreLearning experienced a 1% increase over prior year — this segment’s order pacing can fluctuate from quarter to quarter due to large deals and renewal timing.  Full-year expectations for double-digit growth at ExploreLearning remain unchanged.

o	Bookings for technology-enabled products represented 54% of Bookings for the first half of 2015 and grew 15% compared to the first half of 2014.

The Company’s technology-enabled products continue to receive industry recognition.  Learning A-Z recently received two prestigious awards for the leveled content provided in its flagship reading product, Reading A-Z, that supports English language learners (ELLs).  In addition to the CODiE™ award received in May from the Software Information and Industry Association (SIIA) for “Best ELL/World Language Acquisition Instructional Solution,” Learning A-Z also garnered a 2015 AAP REVERE Award for “Supplemental Resources, Resources for ELL.”

2015 Outlook

“With a solid first half performance behind us, Cambium Learning Group is focused on strong execution during the seasonally important third quarter, which is starting strong. Our strategic priorities remain to continue to reinvest cash generated by legacy products in high-return, technology-enabled opportunities through our development, marketing, and sales initiatives. Today’s educators face challenges as never before, and Cambium Learning is uniquely positioned to grow our technology-enabled solutions that are specifically designed to combat these challenges, among districts, teachers and learners. Our aim is to help every learner reach his or her full potential and to continue to transform our revenue mix toward higher-margin subscription solutions and our business model toward improved economics and cash flow by driving this revenue stream on a more efficient cost base. We are excited about the new school year, and our 2015 expectations are unchanged.”

Company-wide Bookings are expected to be up slightly in 2015 compared to 2014, with orders of technology-enabled products potentially expanding to 70% or more of the 2015 total.  By segment, the Company expects:

•	Continued strong double-digit Bookings growth in Learning A-Z
•	Double-digit Bookings growth in ExploreLearning
•

Continued transformation of Voyager Sopris Learning, including the Kurzweil Education brand, where Bookings are expected to decline but at a lower percentage than the 20% experienced in 2014.  Provided the Company’s strategies for Voyager Sopris Learning continue to progress on plan, this segment could return to growth in 2016.  The Company continues to pursue its strategic objectives to build a platform for growth in 2016.

Conference Call

Management will conduct a conference call at 9 a.m. EDT today to discuss its financial results.  Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com on the Investor Relations section.  In addition, a live dial-in is available at 855.899.0417 or 720.634.2941, passcode #96327027.

A replay will be available at 855.859.2056 or 404.537.3406, passcode #96327027, until August 14, 2015.  The webcast also will be archived on the Company’s Investor Relations pages.

Non-GAAP Financial Measures

Bookings, EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies.  Non-GAAP financial

Cambium Learning Group, Inc./Page 4

measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant purchase accounting, non-operational, or certain non-cash items from earnings. The Company uses Bookings, Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of Bookings, EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Learning A–Z (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education™ (www.kurzweiledu.com), and Voyager Sopris Learning™ (www.voyagersopris.com). Together, these business units provide breakthrough technology solutions for online learning and professional support; best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (Nasdaq: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K–12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc./Page 5

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues	$37,454	$36,243	$68,925	$67,323
Cost of revenues:
Cost of revenues	8,277	9,930	15,163	18,941
Amortization expense	4,275	4,438	8,278	8,518
Total cost of revenues	12,552	14,368	23,441	27,459
Research and development expense	2,415	2,598	4,892	5,345
Sales and marketing expense	10,479	10,083	21,123	20,665
General and administrative expense	5,202	4,457	10,417	9,637
Shipping and handling costs	248	404	422	600
Depreciation and amortization expense	1,000	1,036	1,993	2,100
Total costs and expenses	31,896	32,946	62,288	65,806
Income before interest, other income (expense) and income taxes	5,558	3,297	6,637	1,517
Net interest expense	(3,626)	(4,420)	(7,300)	(9,158)
Loss on extinguishment of debt	—	(357)	—	(570)
Other income, net	260	215	475	430
Income (loss) before income taxes	2,192	(1,265)	(188)	(7,781)
Income tax expense	(186)	(23)	(304)	(94)
Net income (loss)	$2,006	$(1,288)	$(492)	$(7,875)
Net income (loss) per common share:
Basic	$0.04	$(0.03)	$(0.01)	$(0.17)
Diluted	$0.04	$(0.03)	$(0.01)	$(0.17)
Average number of common shares and equivalents outstanding:
Basic	45,498	45,641	45,488	45,663
Diluted	46,698	45,641	45,488	45,663

Cambium Learning Group, Inc./Page 6

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,864	$34,387
Accounts receivable, net	17,562	14,304
Inventory	5,229	5,337
Restricted assets, current	1,345	1,345
Other current assets	8,680	8,168
Total current assets	49,680	63,541
Property, equipment and software at cost	56,224	51,298
Accumulated depreciation and amortization	(34,308)	(30,442)
Property, equipment and software, net	21,916	20,856
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	3,941	5,209
Acquired publishing rights, net	2,110	2,762
Other intangible assets, net	3,865	4,499
Pre-publication costs, net	16,125	15,070
Restricted assets, less current portion	3,573	4,152
Other assets	7,549	7,635
Total assets	$156,601	$171,566

Cambium Learning Group, Inc./Page 7

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,106	$1,076
Accounts payable	2,308	1,612
Accrued expenses	17,966	17,432
Deferred revenue, current	44,511	61,788
Total current liabilities	65,891	81,908
Long-term liabilities:
Long-term debt	139,787	139,723
Capital lease obligations, less current portion	382	943
Deferred revenue, less current portion	11,385	9,409
Other liabilities	14,215	14,638
Total long-term liabilities	165,769	164,713
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2015 and December 31, 2014)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,066 and 52,006 shares issued, and 45,534 and 45,474 shares outstanding at June 30, 2015 and December 31, 2014, respectively)	52	52
Capital surplus	284,619	284,243
Accumulated deficit	(343,142)	(342,650)
Treasury stock at cost (6,532 shares at June 30, 2015 and December 31, 2014)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(3,804)	(3,916)
Accumulated other comprehensive loss	(3,804)	(3,916)
Total stockholders' equity (deficit)	(75,059)	(75,055)
Total liabilities and stockholders' equity (deficit)	$156,601	$171,566

Cambium Learning Group, Inc./Page 8

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Net Loss to Cash Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014
Net income (loss)	$2,006	$(1,288)	$(492)	$(7,875)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	5,275	5,474	10,271	10,618
Net interest expense	3,626	4,420	7,300	9,158
Income tax expense	186	23	304	94
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,093	8,629	17,383	11,995
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(260)	(215)	(475)	(430)
Loss on extinguishment of debt	—	357	—	570
Merger, acquisition and disposition activities	172	193	353	343
Stock-based compensation and expense	159	136	294	248
Adjusted EBITDA	11,164	9,100	17,555	12,726
Change in deferred revenues	(5,853)	(4,712)	(15,301)	(15,136)
Change in deferred costs	211	463	779	1,563
Capital expenditures	(5,049)	(4,374)	(9,832)	(8,360)
Cash income	$473	$477	$(6,799)	$(9,207)

Cambium Learning Group, Inc./Page 9

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Bookings to Net Revenues by Segment - 2015

(unaudited)

	Three Months Ended June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$9,260	$18,856	$3,694	$31,810
Change in deferred revenues	4,016	571	1,266	5,853
Other	(14)	(162)	(33)	(209)
Net revenues	$13,262	$19,265	$4,927	$37,454

	Six Months Ended June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$17,687	$30,994	$5,275	$53,956
Change in deferred revenues	8,525	2,307	4,469	15,301
Other	(15)	(290)	(27)	(332)
Net revenues	$26,197	$33,011	$9,717	$68,925

Reconciliation of Net Income (Loss) to Cash Income by Segment - 2015

(unaudited)

	Three Months Ended June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$7,194	$5,440	$1,897	$(12,525)	$2,006
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	5,275	5,275
Net interest expense	—	—	—	3,626	3,626
Income tax expense	—	—	—	186	186
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	7,194	5,440	1,897	(3,438)	11,093
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(260)	(260)
Merger, acquisition and disposition activities	—	—	—	172	172
Stock-based compensation and expense	42	49	21	47	159
Adjusted EBITDA	7,236	5,489	1,918	(3,479)	11,164
Change in deferred revenues	(4,016)	(571)	(1,266)	—	(5,853)
Change in deferred costs	177	(24)	58	—	211
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	3,397	4,894	710	(3,479)	5,522
Capital expenditures − pre-publication costs	(1,153)	(882)	(195)	—	(2,230)
Capital expenditures − software development costs	(523)	(1,289)	(422)	—	(2,234)
Capital expenditures − general expenditures	(209)	(218)	(17)	(141)	(585)
Cash income	$1,512	$2,505	$76	$(3,620)	$473

Cambium Learning Group, Inc./Page 10

	Six Months Ended June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$14,067	$6,796	$3,412	$(24,767)	$(492)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	10,271	10,271
Net interest expense	—	—	—	7,300	7,300
Income tax expense	—	—	—	304	304
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	14,067	6,796	3,412	(6,892)	17,383
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(475)	(475)
Loss on extinguishment of debt	—	—	—	—	—
Merger, acquisition and disposition activities	—	—	—	353	353
Stock-based compensation and expense	78	90	37	89	294
Adjusted EBITDA	14,145	6,886	3,449	(6,925)	17,555
Change in deferred revenues	(8,525)	(2,307)	(4,469)	—	(15,301)
Change in deferred costs	528	(114)	365	—	779
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	6,148	4,465	(655)	(6,925)	3,033
Capital expenditures − pre-publication costs	(2,264)	(1,681)	(307)	—	(4,252)
Capital expenditures − software development costs	(956)	(2,671)	(828)	—	(4,455)
Capital expenditures − general expenditures	(477)	(322)	(113)	(213)	(1,125)
Cash income	$2,451	$(209)	$(1,903)	$(7,138)	$(6,799)

Cambium Learning Group, Inc./Page 11

Cambium Learning Group, Inc. and Subsidiaries

Deferred Revenue by Segment – 2015

(unaudited)

	June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred revenue, current	$24,338	$11,280	$8,893	$44,511
Deferred revenue, less current portion	3,709	4,736	2,940	11,385
Deferred revenue	$28,047	$16,016	$11,833	$55,896

Deferred Costs by Segment - 2015

(unaudited)

	June 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred costs, current	$2,272	$1,568	$799	$4,639
Deferred costs, less current portion	343	710	265	1,318
Deferred costs	$2,615	$2,278	$1,064	$5,957

Reconciliation of Bookings to Net Revenues by Segment - 2014

(unaudited)

	Three Months Ended June 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$7,968	$21,192	$3,562	$32,722
Change in deferred revenues	2,586	1,083	1,043	4,712
Other	(5)	(1,128)	(58)	(1,191)
Net revenues	$10,549	$21,147	$4,547	$36,243

	Six Months Ended June 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$15,176	$32,143	$5,210	$52,529
Change in deferred revenues	5,539	5,685	3,912	15,136
Other	15	(256)	(101)	(342)
Net revenues	$20,730	$37,572	$9,021	$67,323

Cambium Learning Group, Inc./Page 12

Reconciliation of Net Income (Loss) to Cash Income by Segment - 2014

(unaudited)

	Three Months Ended June 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$5,750	$4,978	$1,322	$(13,338)	$(1,288)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	5,474	5,474
Net interest expense	—	—	—	4,420	4,420
Income tax expense	—	—	—	23	23
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	5,750	4,978	1,322	(3,421)	8,629
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(215)	(215)
Loss on extinguishment of debt	—	—	—	357	357
Merger, acquisition and disposition activities	—	—	—	193	193
Stock-based compensation and expense	38	40	17	41	136
Adjusted EBITDA	5,788	5,018	1,339	(3,045)	9,100
Change in deferred revenues	(2,586)	(1,083)	(1,043)	—	(4,712)
Change in deferred costs	(20)	294	189	—	463
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	3,182	4,229	485	(3,045)	4,851
Capital expenditures − pre-publication costs	(967)	(789)	(138)	—	(1,894)
Capital expenditures − software development costs	(325)	(1,120)	(253)	—	(1,698)
Capital expenditures − general expenditures	(406)	(89)	(66)	(221)	(782)
Cash income	$1,484	$2,231	$28	$(3,266)	$477

Cambium Learning Group, Inc./Page 13

	Six Months Ended June 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$11,072	$5,582	$2,352	$(26,881)	$(7,875)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	—	—	—	10,618	10,618
Net interest expense	—	—	—	9,158	9,158
Income tax expense	—	—	—	94	94
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,072	5,582	2,352	(7,011)	11,995
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(430)	(430)
Loss on extinguishment of debt	—	—	—	570	570
Merger, acquisition and disposition activities	—	—	—	343	343
Stock-based compensation and expense	66	75	29	78	248
Adjusted EBITDA	11,138	5,657	2,381	(6,450)	12,726
Change in deferred revenues	(5,539)	(5,685)	(3,912)	—	(15,136)
Change in deferred costs	184	901	478	—	1,563
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	5,783	873	(1,053)	(6,450)	(847)
Capital expenditures − pre-publication costs	(2,051)	(1,507)	(281)	—	(3,839)
Capital expenditures − software development costs	(685)	(2,017)	(451)	—	(3,153)
Capital expenditures − general expenditures	(627)	(208)	(258)	(275)	(1,368)
Cash income	$2,420	$(2,859)	$(2,043)	$(6,725)	$(9,207)